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                                                                    EXHIBIT 99.1


                                 [SIMMONS LOGO]


FOR IMMEDIATE RELEASE

CONTACT: KENNETH W. WARD
         SIMMONS COMPANY
         770-512-7700

         SIMMONS COMPANY ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS

ATLANTA, GA (February 13, 2001) - Simmons Company reported today that net sales for the fourth quarter ended December 30, 2000 increased 12.4% to $171.4 million, as compared to $152.5 million for the same period a year ago. Net sales for the year ended December 30, 2000 rose 17.4% to $727.1 million, compared to $619.5 million for 1999. However, fiscal 2000 contained 53 weeks, whereas the prior fiscal year contained 52 weeks.

         For the fourth quarter of 2000, adjusted EBITDA was $18.4 million compared to $24.7 million in the prior year period. For the year ended December 30, 2000, adjusted EBITDA totaled $72.3 million, an 8.4% increase over the total for the year ended December 25, 1999 of $66.7 million.

         Chairman and CEO of Simmons Company, Charlie Eitel said, "We are pleased with the sales growth achieved in 2000. Although our sales were up 17.4% in 2000, over the last three quarters, sales have grown at a rate of 23.1%. 2000 will be remembered as a landmark year for Simmons. Our list of accomplishments is lengthy, including the introduction of the new Beautyrest(R) 2000, BackCare(R) 2001 and Olympic(R) Queen, all of which possess the `never has to be flipped' feature."

         "Just as importantly, we have clearly stated to our customers that we will not compete with them in any form or fashion. As part of this commitment, we recorded significant one-time charges during the year as we ceased further investment into the retail mattress business."

         "In spite of an obvious slow-down in retail, our sales momentum continues into the first quarter, giving us optimism that we will continue to gain market share with substantially improved financial performance."

         Executive Vice President and Chief Financial Officer, Bill Creekmuir, reported that Simmons' total debt declined $23.4 million to $325.3 million at December 30, 2000 from $348.7 million three months earlier, and by $8.7 million from $334.0 million at December 25, 1999. Creekmuir said, "In addition to the sales increase and the improved gross margin, we are making progress toward reducing the Company's overall financial leverage."

         The Company will webcast its 2000 financial results conference call on Wednesday, February 14, 2001. The webcast will begin at 11:00 a.m. Eastern and will be available at http:www.simmons.com. The webcast will also be available for replay through March 14, 2001.


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         The maker of Beautyrest(R), BackCare(R), DreamScapes(TM), and Deep
Sleep(R), Atlanta-based Simmons Company employs more than 3,000 people and operates 18 plants throughout the United States and Puerto Rico. Simmons is committed to helping consumers attain a higher quality of sleep and supports its mission through a Better Sleep Through Science(TM) philosophy, which includes developing superior mattresses and promoting a sound, smart sleep routine. For more information, consumers and customers can visit the Company's website at www.simmons.com.

FORWARD-LOOKING STATEMENTS: This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, such as, among others, statements relating to future operating results, sales growth, market share gains, and customer acceptance of our products. Such statements are dependent on a number of factors, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such factors include the Company's ability to continue its sales growth and further improve its profitability, in addition to those factors identified from time to time in the Company's required filings with the U.S. Securities and Exchange Commission.


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                        Simmons Company and Subsidiaries
                 Condensed Consolidated Statements of Operations
                                 (in thousands)
                           (Preliminary and Unaudited)


                                                               Quarter Ended                      Year Ended
                                                               -------------                      ----------
                                                       December 30,    December 25,     December 30,    December 25,
                                                           2000            1999              2000           1999
                                                        (13 weeks)      (13 weeks)        (53 weeks)     (52 weeks)
                                                        ----------      ----------        ----------     ----------

Net sales                                                   $171,363        $152,525          $727,087       $619,526
     Cost of products sold                                    92,905          83,101           405,507        350,721
                                                            --------        --------          --------       --------
Gross margin                                                  78,458          69,424           321,580        268,805

Operating expenses:
     Selling, general and administrative expenses             70,692          54,223           280,410        219,924
     ESOP expense                                              1,778           1,792             7,117          7,169
     Management compensation-severance related                     -           6,600             3,777          6,600
     Amortization of intangibles                               2,126           1,907             8,367          7,628
                                                            --------        --------          --------       --------
                                                              74,596          64,522           299,671        241,321
                                                            --------        --------          --------       --------
Operating income                                               3,862           4,902            21,909         27,484

     Interest expense, net                                     8,363           8,803            34,957         32,918
     Other expense, net                                          438             360             1,778          1,627
                                                            --------        --------          --------       --------
          Loss before income taxes and
               extraordinary item                             (4,939)         (4,261)          (14,826)        (7,061)
Income tax provision (benefit)                                (2,546)          1,253            (3,883)          (105)
                                                            --------        --------          --------       --------
     Loss before extraordinary item                           (2,393)         (5,514)          (10,943)        (6,956)
Extraordinary loss from early extinguishment
     of debt, net of income tax benefit of $1,095                  -               -                 -          2,173
                                                            --------        --------          --------       --------
Net loss                                                    $ (2,393)       $ (5,514)         $(10,943)      $ (9,129)
                                                            ========        ========          ========       ========

Adjusted EBITDA*                                            $ 18,374        $ 24,670          $ 72,328       $ 66,740
                                                            ========        ========          ========       ========


         * Adjusted EBITDA represents earnings before interest, income tax, ESOP expense, depreciation and amortization expense. Adjusted EBITDA for the fourth quarter of 2000 excludes a $4.5 million charge related to settlement of legal dispute with Serta, Inc. (including legal expenses); an increase in bad debt reserve related to the Montgomery Ward bankruptcy filing; $0.6 million non-cash variable stock option compensation; and a cash operating loss of $0.8 million related to Gallery Corp. Adjusted EBITDA for the fourth quarter 1999 excludes charges of $6.6 million related to severance and $6.9 million related to the write-off of receivables. For the year ended December 30, 2000 adjusted EBITDA excludes charges of $3.8 million related to severance; charges of $7.8 million, in the aggregate, based on a decision by management to cease further direct investment into retail distribution; an increase of $1.8 million in bad debt reserve related to the Heilig-Meyers bankruptcy filing; an increase of $1.5 million in bad debt reserve related to the Montgomery Ward bankruptcy filing; a $6.3 million charge related to settlement of legal dispute with Serta, Inc. (including legal expenses); $0.6 million non-cash variable stock option compensation; and a cash operating loss of $1.7 million related to Gallery Corp. Adjusted EBITDA for the year ended December 25, 1999 excludes charges of $6.6 million related to severance; $6.9 million related to the write-off of receivables; and $0.4 million of strategic initiative charges.


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                        Simmons Company and Subsidiaries
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                           (Preliminary and Unaudited)


                                                                                 December 30,          December 25,
                                                                                    2000                  1999
                                                                                    ----                  ----
ASSETS
Current assets:
     Cash and cash equivalents                                                    $   3,061             $   4,533
     Accounts receivable, less allowance for
           doubtful accounts of $4,237 and $3,449                                    88,116                74,326
     Inventories                                                                     23,838                19,164
     Deferred income taxes                                                           12,245                 8,713
     Other current assets                                                            14,890                10,394
                                                                                  ---------             ---------
          Total current assets                                                      142,150               117,130
                                                                                  ---------             ---------
Property, plant and equipment, net                                                   52,057                52,863
Patents, net                                                                          3,775                 6,570
Goodwill, net                                                                       185,702               175,185
Deferred income taxes                                                                19,565                18,778
Long-term receivables                                                                 3,701                22,220
Other assets                                                                          9,911                13,354
                                                                                  ---------             ---------
                                                                                   $416,861              $406,100
                                                                                  =========             =========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Current maturities of long-term debt                                         $   1,343             $     799
     Accounts payable                                                                35,832                15,984
     Accrued wages and benefits                                                      10,597                 8,449
     Accrued advertising and incentives                                              21,469                15,413
     Accrued interest                                                                 5,284                 7,098
     Other accrued expenses                                                          10,450                11,756
                                                                                  ---------             ---------
          Total current liabilities                                                  84,975                59,499
Long-term debt                                                                      323,931               333,184
Other non-current liabilities                                                        20,533                19,445
                                                                                  ---------             ---------
     Total liabilities                                                              429,439               412,128
                                                                                  ---------             ---------
Commitments and contingencies
Redemption obligation--ESOP, net of related unearned
     compensation of $1,073 and $6,180                                               23,824                17,304
Common stockholders' deficit:
     Common stock, $.01 par value; 50,000 shares
          authorized; 31,964 issued and outstanding                                     320                   320
     Accumulated deficit                                                            (36,658)              (23,608)
     Accumulated other comprehensive loss                                               (64)                  (44)
                                                                                  ---------             ---------
          Total common stockholders' deficit                                        (36,402)              (23,332)
                                                                                  ---------             ---------
                                                                                  $ 416,861             $ 406,100
                                                                                  =========             =========